Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-83963, No. 333-86028 No. 333-38466, No. 333-51834, No. 333-107976, No. 333-142039), and Form S-8 (No. 2-86474, No. 2-91907, No. 2-98732, No. 33-6188, No. 33-6203, No. 33-13265, No. 33-17720, No. 33-30385, No. 33-30386, No. 33-36249, No. 33-41999, No. 33-42000, No. 33-53054, No. 33-66548, No. 33-66546, No. 33-55631, No. 33-55633, No. 33-55697, No. 33-59981, No. 33-59985, No. 33-59987, No. 333-12887, No. 333-34285, No. 333-57563, No. 333-62159, No. 333-74627, No. 333-81433, No. 333-81435, No. 333-81437, No. 333-90951, No. 333-95421, No. 333-38746, No. 333-42888, No. 333-43306, No. 333-46436, No. 333-52050, No. 333-53584, No. 333-57152, No. 333-62960, No. 333-66238, No. 333-66240, No. 333-69380, No. 333-71900, No. 333-96543, No. 333-96549, No. 333-96555, No. 333-98807, No. 333-106205, No. 333-106206, No. 333-115762, No. 333-126594, No. 333-136560, No. 333-142038, No. 333-151311 and No. 333-167210 ) of LSI Corporation of our report dated February 28, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

San Jose, California
February 28, 2011